Exhibit 99.1

PRESS RELEASE
FTAI Aviation Announces Increase to Previously Announced Cash Tender Offer
for its 9.750% Senior Notes Due 2027
______________________________________________________________________________________________________
NEW YORK, June 3, 2024 (GLOBE NEWSWIRE) – FTAI Aviation Ltd. (NASDAQ: FTAI), a Cayman Islands exempted company (the “Company” or “FTAI”) previously announced the commencement of a tender offer (the “Tender Offer”) by Fortress Transportation and Infrastructure Investors LLC (“FTAI LLC”), a wholly owned subsidiary of the Company, to purchase for cash up to $100,000,000 aggregate principal amount of its outstanding 9.750% Senior Notes due 2027 (the “2027 Notes”) on the terms and conditions described in FTAI LLC’s Offer to Purchase, dated June 3, 2024, as amended by the terms set forth herein (the “Offer to Purchase”). FTAI LLC hereby amends the Tender Offer to purchase for cash up to $300,000,000 in aggregate principal amount of the 2027 Notes. Capitalized terms used but not defined in this announcement have the meanings given to them in the Offer to Purchase.
The Tender Offer will expire at 5:00 p.m., New York City time, on July 2, 2024 (the “Expiration Time”), unless extended or earlier terminated by FTAI LLC. FTAI LLC reserves the right to amend, extend or terminate the Tender Offer at any time subject to applicable law.
The following table sets forth certain terms of the Tender Offer:
Series of Notes	CUSIP Number(1)	Aggregate Principal Amount Outstanding	Tender Cap	Total Consideration(2)	Early Tender Payment(2)	Tender Consideration(2)
9.750% Senior Notes due 2027	34960P AC5 (144A) U3458L AG6 (Reg S)	$400,000,000	$300,000,000	$1,029.00	$30.00	$999.00
(1) CUSIPs are provided for the convenience of Holders. No representation is made as to the correctness or accuracy of such numbers.
(2) Per $1,000 principal amount of 2027 Notes accepted for purchase. Holders who validly tender and do not validly withdraw their 2027 Notes and whose 2027 Notes are accepted for purchase in the Tender Offer will also be paid accrued and unpaid interest from and including the interest payment date immediately preceding the applicable settlement date to, but not including, the applicable settlement date.
Each holder who validly tenders, and does not validly withdraw, its 2027 Notes on or prior to 5:00 p.m., New York City time, on June 14, 2024, unless extended (such date and time, as the same may be extended, the “Early Tender Deadline”) will be entitled to an early tender payment, which is included in the total consideration above, of $30.00 for each $1,000 principal amount of 2027 Notes validly tendered by such holder, if such 2027 Notes are accepted for purchase pursuant to the Tender Offer.
Holders validly tendering, and not validly withdrawing, 2027 Notes after the Early Tender Deadline and on or before the Expiration Time will be eligible to receive only the tender offer consideration, which represents the total consideration less the early tender payment.

In addition, holders whose 2027 Notes are accepted for payment in the Tender Offer will receive accrued and unpaid interest from the last interest payment date to, but not including, the applicable settlement date for their 2027 Notes purchased pursuant to the Tender Offer. The 2027 Notes tendered prior to 5:00 p.m., New York City time, on June 14, 2024 (the “Withdrawal Deadline”), may be withdrawn at any time prior to the Withdrawal Deadline. 2027 Notes tendered after the Withdrawal Deadline may not be withdrawn. If the Tender Offer is fully subscribed as of the Early Tender Deadline, holders who validly tender 2027 Notes after the Early Tender Deadline will not have any of their 2027 Notes accepted for payment.
Subject to the satisfaction or waiver of certain conditions, FTAI LLC reserves the right, following the Early Tender Deadline, to accept for purchase prior to the Expiration Time all 2027 Notes validly tendered on or prior to the Early Tender Deadline (the “Early Settlement Election”). FTAI LLC will announce whether it intends to exercise the Early Settlement Election (the “Early Settlement Announcement”) following the Early Tender Deadline. If FTAI LLC exercises the Early Settlement Election, it will pay the total consideration promptly following the Early Settlement Announcement, which is currently expected to occur on June 18, 2024, subject to all conditions of the Tender Offer having been satisfied or waived by FTAI LLC (the “Early Settlement Date”), plus accrued and unpaid interest on the purchased 2027 Notes from the interest payment date for the 2027 Notes immediately preceding the Early Settlement Date to, but not including, the Early Settlement Date.
FTAI LLC’s obligation to accept for purchase, and to pay for, 2027 Notes validly tendered and not validly withdrawn pursuant to the Tender Offer is subject to the satisfaction or waiver of certain conditions, including, but not limited to, the condition that FTAI LLC shall have completed a debt financing on terms and conditions satisfactory to it (the “Financing Condition”). The complete terms and conditions of the Tender Offer are set forth in the Tender Offer documents that are being sent to holders of 2027 Notes. Holders of 2027 Notes are urged to read the Tender Offer documents carefully.
FTAI LLC has retained J.P. Morgan Securities LLC to act as dealer manager in connection with the Tender Offer. Questions about the Tender Offer may be directed to J.P. Morgan Securities LLC at (866) 834-4666 (toll-free) or (212) 834-7489 (collect). Copies of the Tender Offer documents and other related documents may be obtained from D.F. King & Co., Inc., the tender and information agent for the Tender Offer, at (212) 269-5550 (banks or brokers) or (toll free) (800) 290-6432 or by email at FTAI@dfking.com.
This press release amends the terms of the Offer to Purchase. To the extent that any terms in the Offer to Purchase are inconsistent with terms in this press release, the terms of this press release shall control. Other than as set forth herein, no other terms of the Tender Offer are being amended and there are no other changes to the terms of the Tender Offer set forth in the Offer to Purchase.
The Tender Offer is being made solely by means of the Tender Offer documents. Under no circumstances shall this press release constitute an offer to purchase or sell or the solicitation of an offer to purchase or sell the 2027 Notes or any other securities of FTAI LLC or any other person, nor shall there be any offer or sale of any 2027 Notes or other securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In addition, nothing contained herein constitutes a notice of redemption of the 2027 Notes. No recommendation is made as to whether holders of the 2027 Notes should tender their 2027 Notes.

About FTAI Aviation Ltd.
FTAI owns and maintains commercial jet engines with a focus on CFM56 and V2500 engines. FTAI’s propriety portfolio of products, including The Module Factory and a joint venture to manufacture engine PMA, enables it to provide cost savings and flexibility to our airline, lessor, and maintenance, repair, and operations customer base. Additionally, FTAI owns and leases jet aircraft which often facilitates the acquisition of engines at attractive prices. FTAI invests in aviation assets and aerospace products that generate strong and stable cash flows with the potential for earnings growth and asset appreciation.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond the Company’s control, and include, but are not limited to our ability to complete the offering of a new series of senior notes and our ability to complete the Tender Offer on the terms contemplated, or at all. The Company can give no assurance that its expectations will be attained and such differences may be material. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available on the Company’s website (www.ftaiaviation.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities.
For further information, please contact:
Alan Andreini
Investor Relations
FTAI Aviation Ltd.
(646) 734-9414

Source: FTAI Aviation Ltd.